Exhibit 10.9

Contract of Land and Estate Mortgage

Whereas Shenzhen Branch of DBS Bank (the contact information is listed in Exhibit C) agrees to provide the borrower listed in Exhibit B with Credit Letter listed in Exhibit A and the borrower agrees to mortgage items listed in Exhibit D after negotiating with the bank:

1.	Mortgage assurance

(1)	the borrower agrees to assure with guaranty to the bank for debts without any condition.
(2)	scope of mortgage assurance includes corpus, interests, punished interest, breach punishment, compensation for the loss, expenses, cost, fee for lawsuit, lawyer and other items.

2.	Warrant of rights

(1)	the borrower has promised to hand in the following documents to the bank when signing the contract and each document is up to the requirement of the bank:

A.	if the borrower mortgages its ownership of the land, the borrower should hand in the copy of warrant of rights in solely using the land and other required documents to the bank, not restricted to:

(a)	certificate of use of state-owned land
(b)	contract of transfer or purchase the right of using state-owned land
(c)	warrant of the payment of purchase of state-owned land
(d)	land valuation report by qualified land intermediary

B.	if the borrower mortgages its buildings or houses registered, the borrower should hand in the copy of warrant of rights in solely using it and other required documents to the bank, not restricted to:

(a)	certificate of use of state-owned land, certificate of ownership of the house, certificate of real estate
(b)	warrant of contract and payment of purchase the building or houses
(c)	leasing contract of the building or the house
(d)	receipt of insurance or payment of the building or the house
(e)	estate valuation report by qualified estate intermediary

(2)	the bank has the right to ask the borrower to hand in supplementary documents or information related to mortgage.

3.	Value of mortgage and its ownership

(1)	the value of mortgage that both parties agree on the day the letter is signed is listed in Exhibit D
(2)	the borrower has the ownership of the mortgaged before the bank acts according to the item 7. the bank has the right to have the ownership of the mortgaged at any situation.
(3)	The borrower has the responsibility of the mortgaged unless the hypothec is under the name of the bank.

4.	Declaration:

The borrower declares:

(1)	the borrower is legally built and legally exists, so it has the complete civil action capability. It has the right to sign and carry out the contract.
(2)	The borrower is willingly to sign the contract. The responsibility of the borrower is legal, effective, and can be forced to obey.
(3)	The borrower has the only legal ownership of the right of use of state-owned land or the other mortgaged.
(4)	The information of the mortgaged listed in Exhibit D is true, accurate and complete
(5)	The ownership of the mortgaged is clear and the mortgaged can be mortgaged according to the law.
(6)	The borrower has the right to mortgage the guaranty to the bank.
(7)	the warrant of mortgage is legal and effective in the set in the contract. The bank is the number 1 person of the hypothec and has the preference to have the mortgaged.
(8)	the right and the responsibility of the borrower in the contract will not violate other laws
(9)	all the maturity tax of the mortgaged is cleared
(10)	the borrower did not sell, lease or dispose the mortgaged unless approved by the bank in written forms.
(11)	the borrower has the only ownership of the mortgaged unless approved by the bank in written forms.
(12)	All the information and documents handed in are accurate
(13)	the borrower legally use the right of use of the mortgaged land.
(14)	the mortgaged building or house are not enrolled into the scope of impressments or break
(15)	all declaration listed in item 4 is true and accurate within the validity of the contract

5.	Promise

The borrower promises:

(1)	the borrower will keep the mortgaged in a satisfying state (except natural loss)
(2)	the borrower will immediately inform the bank of the matter that may change its lawful status.
(3)	the borrower will acquire and keep all the legally acquired items and obey all the items to make sure that it can sign and carry out the contract, and to ensure the effective of the contract.
(4)	the borrower will constantly sign all the documents the bank asks it to sign to ensure the right of the bank to have the ownership of the mortgaged.

(5)	the borrower will immediately inform the bank of any accidents that may have bad effect on the bank.
(6)	the borrower cannot do the following without the approval of the bank in written forms:
(7)	the borrower cannot sell or lease or dispose of the mortgaged
(8)	the borrower cannot have the hypothec set on the mortgaged except for the mortgaged in the contract.
(9)	any action that may let the right of the bank on the mortgaged reduced is not allowed.
(10)	the borrower must pay all taxes and expenses related to the mortgaged
(11)
the borrower must inform us of any notice, order or suggestions given by any state departments about the mortgaged within 14 days upon receiving. The borrower should obey what is required by the state department or put forward counterview required by our bank.

(12)	the borrower should allow the bank or its authorized representative to enter into the mortgaged after inform the borrower in advance.
(13)
the borrower must ensure the value of the mortgaged is not effected by it. If the action of the borrower has the value reduced, the bank has the right to ask the borrower stop its action. The bank has the right to ask the borrower recover the original value of the mortgaged or offer the surety of the balance. Once knowing the requirement of the bank, the borrower must do what is required.

(14)	the borrower has no right to change the nature of the use of the mortgaged without the approval of the bank in written forms.

6.	Insurance

(1)
the borrower must buy insurance for the mortgaged in case of any loss of the value of the mortgaged. The period of the insurance should not be less than the implementation period. The number one beneficiary should be the bank and it should be stipulated on the insurance policy that the insurance agent must inform the bank of any change or cancel of the insurance 30 days in advance in written forms. Insurance items on insurance agent, insurance category, risk, insurance period, insurance scope, etc must be approved by the bank in written forms and the borrower should be responsible for all the expense.

(2)
The borrower must ensure that the bank has the preference for secure compensation. The borrower must authorize the bank to have the right to ask for compensation. The borrower must pay for all premiums to keep the validity of the insurance and hand in receipt of the payment to the bank.

(3)	All compensation on the mortgaged should be directly given to the bank. If the insurance agent gives the compensation to the borrower, the borrower must immediately hand it to the bank.
(4)	the borrower should hand in all documents or information of the insurance on the mortgaged to the bank as required.
(5)	the borrower must inform the bank of any matters that may lead the insurance agent to compensate and the borrower cannot deal with compensation.
(6)	the borrower has no right to change or cancel the insurance of the mortgaged. Any action that may have the risk reduced or nil is not allowed.
(7)
the bank has the right to insure for the borrower if the borrower has not insured according to the provision of item 6 in the contract. The borrower must pay what the bank has spent on the insurance. (the bank has the right to ask the borrower to pay interest of some expenses.)

7.	The Right of the Bank

(1)	the bank has the right to dispose of the mortgaged according to the law to realize the hypothec set in the contract if the following happens:

A.	the borrower has not made an extended agreement with the bank when the implementation period is overdue and the debt is not cleared.
B.	the borrower is declared bankrupted or dismissed according to the law
C.	the borrower violates the credit letter, the contract other contract related to the loan or any items of the agreement.

(2)	hence, the bank has the right to exert the right put by the law, regulation, and the contract, including but not restricted to the following right:

A.	to negotiate with the borrower to covert, auction or sell the mortgaged to get the pay. If it cannot be negotiated, it can be suited to the Court of People.
B.	to own the mortgaged and exert the right on the mortgaged. The bank can quit the ownership of the mortgaged and have the ownership of the mortgaged in the future.
C.	to maintain, change, improve or develop the mortgaged in its appropriate ways and to insure for the mortgaged or clear all the debts
D.	to transact all process related to the mortgaged such as approval, register, or nortarization, etc.
E.	to give account, dispute, inquiry, or requirement related to the mortgaged at any time with any person to deal with, mediate, or ask for arbitration, compromise and arrangement.
F.	to ask for, suit, force, argue, compromise or abandon all seek, mediation or lawsuit related to the mortgaged under the advantage

(3)	the bank will deal with the sum of money on disposal of the mortgaged in the following orders:

A.	all expenses, cost and debts on dealing with the mortgaged
B.	taxes on the mortgaged
C.	the debts of the set of hypothec preferred above the contract according to the law and regulation
D.	the debts the borrower owed to the bank
E.	the remains to the borrower and other obligee

8.	A Power of Attorney

(1)
the borrower irrepealably appoint the bank and the authorized employee as its agent to sign documents or act in the name of the borrower so as to ensure the right of bank in the contract. The bank has the right to transfer the power of attorney.

(2)	acts made according to 8(1) by the bank, the authorized employee or agent are done in the name of the borrower, so the result is shoulder by the borrower.
(3)	the borrower must admit and confirm acts made according to 8(1) by the bank, the authorized employee or the agent.

9.	Debts Cannot be Commuted

(1)
once the bank learned after signing the contract the situation that the subsequent right or any right may had a bad effect on taking the right of the mortgaged, the sum of money paid after can be used not to commute the debt.

(2)	the bank has the right to not to use the sum of money received according to the contract to pay back the debt.

10.	Currency

(1)	the borrower should use the currency for the debt listed in the credit letter or other currency approved by the bank to shoulder its responsibility in the contract
(2)
Any fund the bank is received from the loaner is different with currency in the 10(1) term, the bank has the right to change the above fund into currency, and the loaner should complement the rest. Anyway, loaner should pay a11 the fees arise from the exchange.

(3)	The responsibility under 10th item is isolated, add on the loaner. This responsibility could submit to court or put teeth in as an isolated request.

11.	Fee

1.	The loaner agree to pay all the fees arise from this agreement and any delay amercement, including value added tax, stamp tax, register fee, notarization fee and other fee and tax.
2.	In the condition that the loaner disobey the 11(1) term, in accordance with the bank’s request, the loaner should pay all the related fee immediately, and the interest is made by the bank.

12.	Salvo of Right

(1)	The loaner’s responsibilities will not decrease or release because of:
1)	Grant letter is inefficiency or un-legal or unable to implement, this term is explained by 1st term of 5th item of 1st sector in “PRC Assure Law”, which is effectively in Oct 1st, 1995
2)	Any modify, supplement, delete of the grant letter, this term is explained by 2-3-24 term of “PRC Assure Law”.
3)	Any postpone favorable policy or release that bank deliver to anybody.
4)	The bank makes any compromise agreement with anybody, or abandon and change any right to anybody.
5)
Anybody change any legally position, including share equity transfer, bankruptcy, liquidation, merge, acquisition, recombine, death, and other behavior limit and so on, and any business scale changing, and

6)	Anybody make any assurance, mortgage, impawn or other assure to any liabilities.
(2)
the bank has the right to exchange currency received from the borrower that is different form the currency listed in 10(1) into the appointed currency and the borrower should make up for the balance. The borrower should pay for all expense on the exchange of the currency.

(3)	the bank has no responsibility to suit or put mediation on other parties before exerting the right of the contract or exerting hypothec set in the contract related to the debts.

13	Durative of the mortgage

the mortgaged set in the contract and the responsibility of the borrower stated in the contract are durative except that the bank releases the contract according to the provision of item 20.

14	Independence of the mortgage

(1)	the mortgage in the contract is independent, and its effectiveness is not influenced.
(2)	Any right of the bank is not influenced by the contract.

15	Remedy or Abandon

(1)	if the bank does not exert or delay to exert the right stated in the contract, the right of the bank stated in the contract is not influenced.
(2)	The contract has no effect on any right given by the law or regulation to the bank

16	Divide of Items

If any item in the contract is illegal or ineffective in certain situation, the remains are not influenced.

17	Absolution of Responsibility

(1)
the decision made by the bank is the final one and has sanction on the borrower. Any certificate signed by director, employee of the bank or authorized representative except for distinguished mistakes has sanction on the borrower.

(2)
the bank, the authorized, or the agent has no responsibility on the loss or damage of the mortgaged to the borrower or other people during the process of the realization of the hypothec except that it is done intentionally.

18.	Notice

(1)	notice or other messages related to the contract must be in written forms, sent through telecommunication, fax or letters
(2)
all the abovementioned documents or messages should be sent to the address listed in Exhibit B or Exhibit C or the address given 15 days in advance. If the receiver is the borrower, it should be send to the borrower’s work office or the latest address the bank has learned. No matter when the borrower sends the notice only after the bank receives it, can it be effective.

19.	Transfer

(1)	the borrower, the bank and the heirs of each party are regulated by the contract
(2)	the borrower has no right to transfer any right or obligation of the contract to others
(3)	the bank has the right to transfer the right and the obligation of the contract to others without the approval of the borrower

20.	Cancel

Once the borrower clears its debts according to the provision the contract, the bank should assists the borrower to deal with the process for canceling the contract, but all expenses should go to the borrower. In the mean time the bank should return the documents or information related to the mortgaged to the borrower.

21	Applied Law

The contract is applied to the law of P.R.C

22.	Jurisdiction

(1)	both parties agree to be regulated by The Court of China of the dispute on the contract. The borrower promises not to counter with the jurisdiction of The Court of China.
(2)	the bank is not restricted to the above stated provisions. The bank has the right to suit in other courts and the bank can do it at any time and any place to a court or many courts.
(3)
the lawsuit of the contract is dealt with by the local court where the bank locates. If the mortgaged is located in other place, the bank can choose to suit in either the local court where the bank locates or the court where the mortgaged locates. Whatever the choice of the bank, the borrower must agree.

(4)	The borrower agreed to quit the immunity within the permission of the law

23	Information Policies

The borrower agrees to let the bank give out information to customers about the borrower. The borrower agrees to be regulated by the information policy, especially:

(a)	our bank can ask other organizations or people to check or provide or collect related information about the borrower.
(b)	our bank has the right to transfer the information to other places beyond Shenzhen including Hongkong and Singapore
(c)
our bank has the right to make a contrast between information acquired and information of the borrower to act according to the result of the contrast including actions that may have bad effect on the borrower.

The borrower has agreed to be regulated by such information policy and the information policy and notice become part of the agreement

24	Information Release

The bank has the right to inform the other party of the information on the borrower, the mortgaged on the basis of secrecy under the condition that it has no effect on item 23. The bank has the right to inform state or supervising department of the information according to law of P.R.C.

25	Notarization

After signing the contract, both parties should apply for the written notarial creditor’s right in the notarial office where the bank locates. The bank can ask the local court then to force the borrower to do what is required without notice in advance if the borrower does not carry out its responsibility.

26	Effective

(1)
the borrower should make a register of the mortgaged according to the provision of item 41 of the second section of the chapter 3 of the law of surety. The contract takes effect once it is registered. If the contract according to provisions must be approved by certain departments then it takes effect after the approval.

(2)	The borrower should register according to the provision of item 42 of the second section of the chapter 3 of the law of surety and get the certificate of the register and other related documents
(3)	The borrower should go to the local foreign exchange management department to register and get the certificate within 15 days after signing the contract if the currency is foreign one.
(4)	If the borrower is the foreign-run enterprise the borrower should get the approval of department of approve and put on records to the business administration department.
(5)	The borrower should hand in all warrants of the abovementioned approval, register, and records to the bank.

27	Other

(1)	the title of each item in the contract or the title of the exhibit is for reference, it has no effect on the explanation of the item.
(2)	Exhibit is part of the contract, and has same effect with the contract
(3)	The meaning of clearance of debts does not include the payment of bankrupt or such

It is proved that the authorized of both parties sign the contract at the following place and date.

Please notice:

The letter is a very important lawful document. Please read carefully before signing. If necessary you should ask professional suggestions to know the result of signing on the letter. Only after you agree to be regulated by the letter can you sign on it.

The borrower

Legal representative (signature)

Shenzhen Branch of DBS

Legal representative (signature)

Date signed: Jan 25, 2006
Place signed: Shenzhen city, China

Exhibit A

DBS Bank Loan Agreement

Reference Number of the bank: P/S1149/00053/06
Date: Feb. 28, 2006

Fujian Zhongde Technology Co., Ltd.
Fulu Industry area, Longtian, Fuqing city, Fujian province, China

To who is in charge:

Credit Facility of Bank: Fujian Zhongde Technology Co., Ltd. (Borrower)
Our bank (DBS Bank) informed you of the following items and conditions for credit facility. Our bank will check credit facility at any time:

CREDIT FACILITY:

1.	Circulative Term Loan (I) 4,500,000 RMB or Hongkong dollars of the same value ( calculated according to the exchange rates of the bank)

Use of the loan: pay back to the bank the remains of the loan numbered 9501155.30

Pay back the loan and interest:

To pay the loan and interest as required on monthly basis for 36 times, and they should be paid on the last day of each interest period, and the exchange rate is to be determined on each interest period. (I) if for RMB, it should pay the bank 15% higher of the exchange rate regulated by the China Bank and during each interest period no adjustment of the exchange rate is made. (II) if for Hongkong dollars, the exchange rate is all by the bank.

If paid earlier, the bank requires the following payments:

period	All paid earlier	Some paid earlier
The first year	1% of the paid amount	1% of the paid amount
After the first year	0	0

2.	Circulative Term Loan (II) 5,500,000 RMB (exchange rate is determined by the bank)

Use of the loan: liquidity

Payment: to pay back the bank the same currency the bank lends

Regulated by the letter, if our bank received a satisfying drawing notice asking for more than 1,000,000 RMB loan before 10 am on the first working day, we would give the loan. On the premise that the abovementioned items are not affected, our bank would accept short-term notice period accordingly.

Pay back the loan and interest:

To pay the loan and interest as required on monthly basis for 36 times, and they should be paid on the last day of each interest period, and the exchange rate is to be determined on each interest period. (I) if for RMB, it should pay the bank 15% higher of the exchange rate regulated by the China Bank and during each interest period no adjustment of the exchange rate is made. (II) if for Hongkong dollars, the exchange rate is all by the bank

Each interest for each deal should be paid 15% higher of the certain legal interest rate according to the constantly released information by People’s Bank of China. The interest should not be calculated for each period during each interest period if there is any change of the legal interest rate. The interest should be paid on the last day of each interest period. The interest period should be 90 days or what our bank has approved.

Regulated by the letter, each loan should be paid back on the last day of the interest period. If the borrower would like to have a new loan on the last day of the interest period, the borrower should pay back the balance between the new loan and the last loan (if have); and the borrower is deemed to have got the new loan.

3	the funds-raising needs to be paid----2,000,000 RMB or Hongkong dollars of the same value (exchange rate determined by the bank)

Payment: the loan is to be given when provided the invoice of the suppliers or sales orders, and the loan is directly paid to the suppliers. Each loan should be no less than 100,000 RMB.

Conditions:	the maximum raising period for each invoice is 90 days, calculated from the date loan is given.
Interest:
(I) if for RMB, it should pay the bank 15% higher of the exchange rate regulated by the China Bank and during each interest period no adjustment of the exchange rate is made. (II) if for Hongkong dollars, the exchange rate is all by the bank

Handling charge: 1/8% of the amount of invoice

4.	Letter of credit----1,000,000RMB or other currencies of the same value (exchange rate is determined by the bank)

Interest: the standard interest rate released by the bank minus 1% of each year

Liability period: 5 years

Premise: Our bank will offer credit facility after receiving satisfying related note of board meeting, and the following documents, items and attestation.

(a)	the common business agreement of standard form of our bank signed by the borrower
(b)
(i) the signed contract of land and house mortgage of standard form, mortgaged on the industry places and whole plant of Fujian Zhongde Technology, Ltd at Zhentang village, Longtian town, Fuqing city, Fujian province, China. (state-owned land certificate number: Ronglong state-used (2004) the 05864, 05865, 07841,07842, 0402452, 0402453

(ii)	ask the valuation corporation approved by both parties to assess the abovementioned and the assess should be what our bank could accept.

(iii)	ask the insurance agent approved by both parties to insure what is stated above.

(c)	the standard guarantee contract on responsibility of all liabilities signed by Ou Taiming,Yang Qin and Yu Naiming
(d)	other required documents, items, and evidence (including the approval related to the loan, proof documents of register, suggestions of law, etc)

Best interest rate: refers to the best Hongkong dollars interest rate released by the bank.

Working day: regulated by the letter, working day refers to the working day of Shenzhen Branch of Industrial and Commercial Bank (except Saturday). If the day for payment is not the working day, our bank may ask the borrower to pay on the next working day or the last working day.

Overdue interest: if the loan were not paid back on the due time, the borrower should pay the punishment till the loan is completely returned. For the interest could not be paid within the interest period extra interest should be given according to the contract monthly. But if for RMB, the interest rate should be 2% higher of the signed annual interest rate to pay for the fined interest rate.

Review fee: 10,000RMB (including stamp tax)

Ways to calculate the interest: regulated by the letter, interest is accumulated by day and the past day, 360 days for a year for other currencies; and accumulated by day and the past day, 365 days for a year for Hongkong dollar, pound, Singapore Dollar and Malaysian Ringgit.

Payment:

(a)
the payment should be given according to the regulation of our bank, paid in RMB or other currency. The pay should be cash payment. If not our bank may transfer it into cash, the lack should be paid to our bank, and the fee for transfer should be paid to our bank.

(b)	Each loan and its interest should be paid before the noon of the pay day, and in ways of foot item.
(c)	each installment is first for the expenses, then the interest rate and then the principal.

Expenses: the borrower should pay the tax stamp related. The borrower should pay all the expenses what is required by our bank for all the needed documents and works.

Promise: the borrower make a promise to our bank through signing the letter

(a)	the borrower would store and authorize accountant book and financial report based on the accountant principle in China
(b)	the borrower should:
(i)	hand in annual audit and related report within 10 months at the end of every year, and other information related to financial state.
(ii)	hand in the details of important lawsuit, arbitration.
(c)	the borrower should inform us of the change of the board , its contract and regulations.
(d)	the borrower should inform us of any chances of not shouldering its responsibilities.
(e)	the borrower should get approval before letting the third party use its estate. The borrower may be asked to reduce the loan according to the regulation of our bank on estate leasing mortgage.
(f)	our bank can ask the valuation corporation to assess the estate constantly and give the lately report. The fee is paid by the borrower.
(g)	the net value of the borrower should keep not less than 53,000,000
(h)	no less than 6,000,000 US dollars negotiation business should be to our bank
(i)	without approving in writing by the bank, the borrower could not be a warrantor
(j)	the original approval, register, etc or the copy related to loan should be given to our bank

Requiring to pay credit facility:

(a)	if the borrower cannot pay what should be paid or carry out the agreement or is announced bankrupted, our bank will cancel its credit facility, asking the borrower to pay back what is required.
(b)	Our bank can cancel the credit facility or ask the borrower to pay what is required at any time.
(c)	no matter that there is a regulation on Payment, after carrying out (a) and (b), it should:

First, used to pay the expenses for the loan
Then, used to pay the debts
Last, used to pay the borrower.

Responsibility for the breach: if the borrower violates the agreement, the borrower should pay the loss or damage, besides, including the benefit we could get if no violation.

Transfer:

(a)	the borrower has no right to transfer any rights or responsibilities of the letter
(b)	Our bank has the right to transfer any rights or responsibilities of the letter. The other legal party or person of our bank can have the same right.

Information policy: the borrower agrees to let us constantly give out its information policy, notice and such to customers but all is loan information. The borrower also agrees all the information should be changed all the time, especially:

(d)	Our bank can ask other organizations or people to check or provide or collect related information about the borrower.
(e)	Our bank has the right to transfer the information to other places beyond Shenzhen including Hongkong and Singapore
(f)
Our bank has the right to make a contrast between information acquired and information of the borrower to act according to the result of the contrast including actions that may have bad effect on the borrower.

The borrower has agreed to be regulated by such information policy and the information policy and notice become part of the agreement.

Relationship with directors: our bank is regulated by the directors of other DBS banks on loan. the borrower has confirmed to us that it has no relationship with directors or employees of the following parties: our bank or its parent corporation or its subsidiary. The borrower has promised to inform us in written forms of the unpaid situation.

Others:

(b)	on the basis that has no effect on the other items, approved by our bank, the borrower can pay back the debts in advance at any time.
(c)
our bank has the right all the time though sometimes we don’t use the right, and the right stated in the letter is accumulative. The borrower must inform our bank of the change of the address if it does and such changes takes effect after being registered in our bank.

(d)	All notices delivered to the related parties shall be considered as delivered in the following conditions:
(i)	the letter from our bank to the borrower is considered as delivered on the delivering date; the letter from the borrower to the bank is considered as delivered on the receiving date
(ii)	if for fax, as delivered on the receiving date
(iii)	if any change of address or fax, the borrower shall immediately inform the bank and the change shall come into force after registered in the bank
(d)	any ineffectiveness of the letter shall have no effect on other effective items

Common business agreement: items of common business agreement are applied to the letter. If there is any collision, the letter matters.

Law: the letter is regulated by Law of P.R.C. if our bank is suited to the court of China for any disputes in the letter, it should be dealt on the local court charging our bank.

Effective: the letter takes effect once the borrower gets the copy of the signed letter. If the letter becomes effective only after approved by some departments according to the provision of the regulation, the letter takes effect after approved.

Please sign the copy of the letter and hand it in within a month after the date written in the letter. After the required date the letter automatically becomes ineffective because of overdue. If accepted, the letter will replace the letter dated Feb 1, 2005, reference number: D/P/S1149/1007/04

Attached please find all the documents your corporation should sign and return. If you have any question please contact Mr. Zhifeng Huang of our bank at (775) 8269.1019

It is our pleasure to do business with you.

Shenzhen Branch of DBS

Authorized signed by
Shenzhen Branch

Please notice:

The letter is a very important lawful document. Please read carefully before signing. If necessary you should ask professional suggestions to know the result of signing on the letter. Only after you agree to be regulated by the letter can you sign on it.

I agree to be regulated by the items of the letter.

Fujian Zhongde Technology Co., Ltd.

Seal

Legal representative:

Date the borrower should sign and return the letter:

Exhibit A

The borrower

Borrower: Fujian Zhongde Technology Co., Ltd.

Number of Business License: 3500002001868

Legal representative: Qin Yang

Legal address: Fulu Industry Area, Longtian, Fuqing city

Communication address: Fulu Industry Area, Longtian, Fuqing city

FAX: (0591) 8577 6993

Exhibit B

The borrower

Title: Fujian Zhongde Technology Co., Ltd.

Number of Business License: 3500002001868

Legal representative: Qin Yang

Legal address: Fulu Industry Area, Longtian, Fuqing city

Communication address:

TEL: 0591-85773387

FAX: 85776993

Exhibit C

Contact information of the bank

Address:	Second floor E, Building B, Shenfang Plaza, Number 3005, Renmin Nanlu, Luohu area, Shenzhen city, China

Fax: (86-755) 8228 2022

Tel: N/A

Addressee: N/A

Exhibit D

Guaranty

(1)	Information of the guaranty:

Estate mortgage: certificate of the right of Rongfang R 0402452

Lang mortgage: Ronglong state-used 05865,07841,07842

(2)	the value of the mortgaged on the signing day after negotiation:

the right of the use of land	:	(4,760,998)
building or house	:	(9,262,002)
		Total: 14,023,000